                                                EX-23.2

Consent of Independent Registered Public Accounting Firm

The Retirement Committee of Commerce Bancshares, Inc.
Commerce Bancshares Participating Investment Plan:

We consent to the incorporation by reference in the Registration Statements No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, and No. 333-214495 on Form S-8 of Commerce Bancshares, Inc. of our report dated June 15, 2021, with respect to the financial statements of the Commerce Bancshares Participating Investment Plan.

KPMG LLP

Kansas City, Missouri
June 23, 2022